Exhibit 99.1

SAFEGUARD SCIENTIFICS ANNOUNCES SECOND QUARTER 2022 FINANCIAL RESULTS

Conference call and webcast on August 11, 2022 at 5 p.m. ET

Radnor, PA, August 11, 2022 — Safeguard Scientifics, Inc. (NYSE:SFE) (“Safeguard” or the “Company”) today announced financial results for the three and six months ended June 30, 2022.

SECOND QUARTER 2022 HIGHLIGHTS

●	Safeguard Company Performance
o

Moxe raised $30 million in an equity round to further support its strong growth and expand its clinical data exchange solutions.  The new capital reduced Safeguard’s primary ownership interest to 19.4% and resulted in a non-cash dilution gain of $5.3 million.

o

Subsequent to the quarter, Syapse raised a total of $35 million in growth capital, including $1.6 million from Safeguard. The capital will be used to expand Syapse’s focus on providing real-world insights to improve outcomes for people with cancer.

o

The aggregate trailing twelve-month revenues ending March 31, 2022 for nine of Safeguard’s companies, which excludes Other Ownership Interests, was $145 million, an increase of 14.1% from the comparable prior period.

●	Exits & Deployments
o	There were no exits or deployments during the second quarter.
o	Subsequent to the quarter, Safeguard funded $1.6 million to Syapse, as noted above.

●	Capital Return
o

Safeguard repurchased 221,479 shares during the quarter (369,274 shares year-to-date) on the open market at an average price of $4.27 per share, totaling $0.9 million ($1.7 million or $4.67 per share for the year-to-date period).

o	The remaining authorization for open market purchases pursuant to this plan is $1.1 million.

●	Financial Results
o	Cash, cash equivalents and restricted cash totaled $17.5 million at June 30, 2022.
o	The carrying value of the Company’s ownership interests totaled $25.6 million at June 30, 2022.
o	The total cost of Safeguard’s ownership interests was $154.4 million.
o	Net income for the three months ended June 30, 2022 was $0.5 million, or $0.03 per share, compared with a net loss of $0.3 million, or $0.02 per share, for the same period in 2021.
o	Net loss for the six months ended June 30, 2022 was $6.2 million, or $0.38 per share, compared with net income of $17.3 million, or $0.83 per share, for the same period of 2021.

●	Operating Costs
o	Safeguard continued to reduce its operating costs. General and administrative expenses totaled $1.1 million for the quarter as compared to $2.0 million for the comparable period of 2021.
o

Safeguard also continued to lower its corporate expenses,[1] which totaled $0.8 million for the second quarter of 2022, as compared to $1.0 million for the comparable period of 2021, a 13% year-on-year decline.

1 Corporate expenses are general and administrative expenses excluding depreciation, severance, stock-based compensation and other non-recurring items.  See full reconciliation in the financial section of this statement.

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●	Outlook
o

Safeguard continues to closely manage corporate expenses in 2022 and expects to be at the low-end or below our target of $3.5 million to $4.0 million for the year, exclusive of strategic transaction related expenses.

o

Safeguard’s year-to-date deployments, including July’s Syapse funding, totaled $5.0 million.  We currently expect the full year 2022 deployments could come in towards the upper half of our initial range of $5 to $9 million.

o	Safeguard continues to pursue options to maximize shareholder value and is working with its financial advisor Houlihan Lokey to explore all strategic alternatives.

“While market conditions and the general business environment have deteriorated in the past quarter, we remain confident in our companies’ ability to generate substantial value for our shareholders.  We are actively involved with each of our companies to drive operational performance, shorten paths to profitability, and explore a range of exits in a timely manner.  We also continue to work with our financial advisor Houlihan Lokey to explore a range of strategic alternatives,” said Eric C. Salzman, Chief Executive Officer.

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OWNERSHIP INTERESTS AT JUNE 30, 2022

Companies	Category	Acquisition Year	Primary Ownership%	Fully Diluted Ownership% **	Carrying Value (in millions)	Cost (in millions)

Initial Revenue Stage: Up to $1 million
None
Revenue of $1 million to $5 million
None
Revenue of $5 million to $10 million
Lumesis, Inc.	Financial Services	2012	43.2%	43.3%	$1.5	$5.6
Moxe	Healthcare	2016	19.4%	18.4%	8.1	7.5
Revenue of $10 million to $20 million
Clutch Holdings, Inc.	Digital Media	2013	41.7%	33.2%	5.1	18.3
InfoBionic, Inc.	Healthcare	2014	25.2%	22.1%	-	22.0
meQuilibrium	Healthcare	2015	31.5%	22.1%	0.6	14.0
Syapse, Inc.	Healthcare	2014	11.0%	8.8%	3.2	25.0
Revenue of $20 million to $50 million
Aktana, Inc.	Healthcare	2016	13.4%	11.4%	-	15.9
Prognos Health, Inc.	Healthcare	2011	28.5%	24.7%	3.0	14.6
Trice Medical +	Healthcare	2011	12.6%	9.0%	0.6	11.8
Other Ownership Interests
Bright Health Group	Healthcare	2021			2.4	-
All others	Various				1.1	19.7
				TOTAL:	$25.6	$154.4

+ Company progressed into higher revenue stage this quarter.

** Based on information provided by each respective company.  Assumes the conversion or exercise of all currently outstanding securities including the issuance of all shares available under authorized employee equity programs. Does not reflect liquidation preferences, priority payments, proceeds from option and/or warrant exercises or other company-specific transaction-related obligations in a liquidation or exit transaction.

CONFERENCE CALL AND WEBCAST DETAILS

Please call 10-15 minutes prior to the call to register.

Date:  August 11, 2022

Time:  5:00 p.m. ET

Webcast:  https://www.webcast-eqs.com/register/270210a2022081117_en/en

Live Number:  877-407-0989

Speakers:  Chief Executive Officer, Eric C. Salzman; and Senior Vice President and Chief Financial Officer, Mark A. Herndon

Format:  Discussion of the quarter’s financial results followed by Q&A

The replay will be available at Safeguard.com’s investor relations site under “Past events”. For more information please contact IR@safeguard.com.

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About Safeguard Scientifics

Historically, Safeguard Scientifics has provided capital and relevant expertise to fuel the growth of technology-driven businesses.  Safeguard has a distinguished track record of fostering innovation and building market leaders that spans more than six decades.  Safeguard is currently pursuing a focused strategy to value-maximize and monetize its ownership interests over a multi-year time frame to drive shareholder value.  For more information, please visit www.safeguard.com.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements.”  Our forward-looking statements are subject to risks and uncertainties.  Forward-looking statements include, but are not limited to, statements regarding Safeguard’s ability to maximize the value of monetization opportunities of its ownership interests and drive total shareholder returns.  Safeguard’s initiatives taken or contemplated to enhance and unlock value for all of its shareholders, Safeguard’s efforts to execute on and implement its strategy to streamline its organizational structure, reduce its operating costs, pursue monetization opportunities for ownership interests and maximize the return of value to its shareholders, Safeguard’s ability to create, unlock, enhance and maximize shareholder value, the effect of Safeguard’s management succession plan on driving increased organizational effectiveness and efficiencies, the ability of the management team to execute Safeguard’s strategy, the availability of, the timing of, and the proceeds that may ultimately be derived from the monetization of ownership interests, Safeguard’s projections regarding the reduction in its ongoing operating expenses, Safeguard’s projections regarding annualized operating expenses and expected severance expenses, monetization opportunities for ownership interests, and the amount of net proceeds from the monetization of ownership interests that will enable the return of value to Safeguard shareholders after satisfying working capital needs and the timing of such return of value.  Such forward-looking statements are not guarantees of future operational or financial performance and are based on current expectations that involve a number of uncertainties, risks and assumptions that are difficult to predict.  Therefore, actual outcomes and/or results may differ materially from those expressed or implied by such forward-looking statements.  The risks and uncertainties that could cause actual results to differ materially include, among others, our ability to make good decisions about the monetization of our ownership interests for maximum value or at all and the return of value to our shareholders, our ability to successfully execute on our strategy to streamline our organizational structure and align our cost structure to increase shareholder value, whether our strategy will better position us to focus our resources on the highest-return opportunities and deliver enhanced shareholder value, the ongoing support of our existing ownership interests, the fact that our companies may vary from period to period, challenges to achieving liquidity from our ownership interests, fluctuations in the market prices of our publicly traded holdings, if any, competition, our inability to obtain maximum value for our ownership interests, our ability to attract and retain qualified employees, market valuations in sectors in which our ownership interests operate, our inability to control our ownership interests, our need to manage our assets to avoid registration under the Investment Company Act of 1940, risks, disruption, costs and uncertainty caused by or related to the actions of activist shareholders, including that if individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create value for our shareholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity that may adversely affect our business, and risks associated with our ownership interests, including the fact that most of our ownership interests have a limited operating history and a history of operating losses, face intense competition and may never be profitable, the effect of economic conditions in the business sectors in which our companies operate, and other uncertainties described in our filings with the Securities and Exchange Commission.  Many of these factors are beyond our ability to predict or control.  As a result of these and other factors, the Company’s past operational and financial performance should not be relied on as an indication of future performance.  Further information on the above risk factors and other potential factors that could affect our future business, operating results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2021 and other periodic filings with the Securities and Exchange Commission, including risks under the heading “Risk Factors.”  The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

###

SAFEGUARD CONTACT:

Mark Herndon

Chief Financial Officer

(610) 975-4913

mherndon@safeguard.com

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Safeguard Scientifics, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2022	December 31, 2021
Assets
Cash, cash equivalents and restricted cash	$17,535	$24,764
Ownership interests	2,407	4,549
Other current assets	1,126	965
Total current assets	21,068	30,278
Ownership interests in and advances	23,192	21,972
Other assets	1,698	1,778
Total Assets	$45,958	$54,028

Liabilities and Equity
Other current liabilities	$1,142	$1,734
Total current liabilities	1,142	1,734
Lease liability - non-current	1,471	1,678
Other long-term liabilities	50	50
Total equity	43,295	50,566
Total Liabilities and Equity	$45,958	$54,028

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Safeguard Scientifics, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Operating expenses	$1,146	$1,991	$2,380	$4,454
Operating loss	(1,146)	(1,991)	(2,380)	(4,454)
Other income (loss), net	30	6,733	(1,967)	7,439
Interest, net	145	74	246	127
Equity income (loss), net	1,454	(5,136)	(2,125)	14,193
Net income (loss) before income taxes	483	(320)	(6,226)	17,305
Income tax benefit (expense)	—	—	—	—
Net income (loss)	$483	$(320)	$(6,226)	$17,305
Net income (loss) per share:
Basic	$0.03	$(0.02)	$(0.38)	$0.83
Diluted	$0.03	$(0.02)	$(0.38)	$0.83
Weighted average shares used in computing income (loss) per share:
Basic	16,356	20,856	16,468	20,879
Diluted	16,356	20,856	16,468	20,879

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Safeguard Scientifics, Inc.

Financial Data

(in thousands)

Additional Financial Information

Non-GAAP Measures

In discussing financial results and guidance, the Company refers to the measure "corporate expenses" which is not in accordance with Generally Accepted Accounting Principles (GAAP). We use this non-GAAP financial measure internally to make operating and strategic decisions, including evaluating our overall performance and as a factor in determining compensation for certain employees. We have defined corporate expenses as general and administrative costs excluding stock based compensation, severance costs, and non-recurring items and other.  Non-recurring items and other includes accruals related to the Company's LTIP plan that will not be paid until reaching a specified threshold within that plan. We believe presenting this non-GAAP financial measure provides additional information to facilitate comparison of our historical operating costs and their trends, and provides additional transparency on how we evaluate our cost structure. We also believe presenting this measure allows investors to view our performance using the same measure that we use in evaluating our performance and trends.

Corporate expenses reconciliation:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Corporate expenses	$831	$958	$1,676	$2,155
Stock based compensation	262	740	576	985
Severance costs	—	—	—	774
Non-recurring items and other	53	293	128	540
General and administrative expenses	$1,146	$1,991	$2,380	$4,454

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